Exhibit A-1

                             GPU ADVANCED RESOURCES, INC.
                                    Balance Sheet
                                     June 30, 1997
                                     (Unaudited)




          Assets

          Current assets:
            Cash                                               $   232,000
            Accounts receivable                                    787,000
            Prepayments                                              4,000

                Total Assets                                   $ 1,023,000





          Liabilities & Shareholder's Equity

          Current liabilities:
            Accounts payable                                   $ 1,786,000
            Other                                                  237,000

              Total current liabilities                          2,023,000


          Shareholder's equity:
            Capital surplus                                        400,000
            Retained earnings                                   (1,400,000)

              Total shareholder's equity                        (1,000,000)



                Total Liabilities & Shareholder's Equity       $ 1,023,000












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                                                                Exhibit A-1

                             GPU ADVANCED RESOURCES, INC.
                                 Statements of Income
                                     (Unaudited)





                                               Three Months     Six Months
                                                   Ended           Ended
                                               June 30,1997    June 30,1997


          Operating Revenues                   $     -         $     -


          Operating Expenses:
            Other operation and maintenance      2,154,000       2,154,000

              Total operating expenses           2,154,000       2,154,000


          Operating Income/(Loss)               (2,154,000)     (2,154,000)


          Other Income and Expenses                  -               -


          Earnings Before Income Taxes          (2,154,000)     (2,154,000)


            Income tax benefit                  (  754,000)     (  754,000)


          Net Loss                             $(1,400,000)    $(1,400,000)






                                     Page 2 of 2

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